Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for December 2005
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total assets for SMEs	113,421,127	114,171,141	116,051,175	121,195,752	126,497,635	128,881,138	139,748,209	152,892,620	170,256,792

* Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total number of accounts	82,614	82,405	82,319	82,266	82,207	80,175	80,179	80,087	79,982
Total loans to business owners	42,369	42,349	42,369	42,409	42,445	41,423	41,504	41,462	41,565
Small business owner loans	24,287	24,122	24,049	24,011	23,943	23,376	23,299	23,212	23,187
Business Timely loans	17,574	17,720	17,819	17,875	17,978	17,517	17,657	17,702	17,772
Secured loans	389	401	408	413	426	432	454	458	480
Notes receivable	119	106	93	110	98	98	94	90	126
Total loans to consumers	40,245	40,056	39,950	39,857	39,762	38,752	38,675	38,625	38,417
Wide loans	31,118	30,790	30,506	30,291	30,063	29,450	29,245	29,053	28,710
Consumer loans	9,127	9,266	9,444	9,566	9,699	9,302	9,430	9,572	9,707

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total loans receivable	149,248,323	148,778,547	149,815,421	153,917,360	158,068,731	158,851,935	168,716,430	180,735,296	196,625,362
Total loans to business owners	99,327,854	99,541,254	101,047,419	105,441,665	109,922,591	111,451,338	121,813,827	134,387,083	151,071,703
Small business owner loans	58,702,429	57,800,699	58,242,833	58,155,021	59,259,181	58,636,526	59,759,475	59,530,698	60,560,792
Business Timely loans	21,274,655	22,044,701	22,783,347	23,265,370	23,854,386	23,693,095	24,184,173	24,594,689	25,015,381
Secured loans	19,121,781	19,496,882	19,854,550	23,834,853	26,652,528	28,968,200	37,714,486	50,133,270	65,277,607
Notes receivable	228,988	198,970	166,687	186,419	156,495	153,516	155,692	128,424	217,921
Total loans to consumers	49,920,468	49,237,293	48,768,002	48,475,695	48,146,139	47,400,596	46,902,602	46,348,213	45,553,658
Wide loans	47,063,603	46,335,153	45,807,888	45,468,724	45,092,827	44,444,873	43,897,824	43,297,721	42,461,240
Consumer loans	2,856,865	2,902,140	2,960,114	3,006,971	3,053,312	2,955,723	3,004,777	3,050,491	3,092,417

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Assets held for leases and installment loans	6,184,274	6,369,964	6,528,756	6,799,737	7,190,600	7,547,970	7,689,431	7,949,942	8,230,088

* Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Purchased loans receivable and real estate for sale	16,586,692	16,357,690	16,220,129	17,665,939	19,157,542	18,491,246	19,278,615	19,043,832	20,491,613

* Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd. and NIS Property Co., Ltd.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Guaranteed loans outstanding	7,908,000	8,259,000	8,475,000	8,954,000	9,384,000	9,881,000	10,244,000	10,555,000	10,955,000
Sanyo Club	4,393,000	4,606,000	4,802,000	5,035,000	5,303,000	5,627,000	5,818,000	6,103,000	6,244,000
Shinsei Business Finance	3,063,000	3,024,000	3,023,000	3,094,000	3,138,000	3,194,000	3,155,000	3,220,000	3,291,000
Chuo Mitsui Finance Service	95,000	166,000	145,000	235,000	293,000	321,000	451,000	409,000	485,000
Accounts receivable guaranteed	356,000	462,000	504,000	588,000	648,000	738,000	818,000	821,000	933,000

* Amounts for guaranteed loans outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Total
Small business owner loans
Applications	1,216	1,289	1,617	1,465	1,586	1,371	1,348	1,404	1,564				12,860
Approvals	404	309	413	389	409	340	324	330	435				3,353
Approval ratio	33.22%	23.97%	25.54%	26.55%	25.79%	24.80%	24.04%	23.50%	27.81%				26.07%
Business Timely loans
Applications	2,241	2,530	2,434	1,732	1,490	1,713	1,844	1,386	1,374				16,744
Approvals	1,673	2,142	1,855	1,418	1,328	1,300	1,408	1,195	1,208				13,527
Approval ratio	74.65%	84.66%	76.21%	81.87%	89.13%	75.89%	76.36%	86.22%	87.92%				80.79%
Secured loans
Applications	65	67	116	97	87	113	115	117	104				881
Approvals	23	25	38	30	39	41	43	37	51				327
Approval ratio	35.38%	37.31%	32.76%	30.93%	44.83%	36.28%	37.39%	31.62%	49.04%				37.12%
Notes receivable
Applications	50	21	39	45	48	49	39	41	78				410
Approvals	34	21	23	37	28	26	31	22	50				272
Approval ratio	68.00%	100.00%	58.97%	82.22%	58.33%	53.06%	79.49%	53.66%	64.10%				66.34%
Wide loans
Applications	6,536	7,395	6,930	6,040	7,254	7,216	6,227	6,096	5,254				58,948
Approvals	380	278	340	350	388	353	322	323	279				3,013
Approval ratio	5.81%	3.76%	4.91%	5.79%	5.35%	4.89%	5.17%	5.30%	5.31%				5.11%
Consumer loans
Applications	2,519	3,014	2,861	2,932	3,176	3,302	3,011	2,703	2,460				25,978
Approvals	502	494	552	490	509	491	491	462	492				4,483
Approval ratio	19.93%	16.39%	19.29%	16.71%	16.03%	14.87%	16.31%	17.09%	20.00%				17.26%

*1	The figures include applications and approvals through tie-up companies. Additionally, the definition of “Applications” has been altered with the introduction of new systems since April 2005 and are displayed as the number of accepted applications at loan offices.

*2	The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

Newly Contracted Accounts and Loan Amounts by Application Channel
December 2004

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	163	660,880	422	386,830	1	3,700	1	4,899	0	0	57	15,980	644	1,072,289
Other	339	1,688,600	124	119,101	24	1,565,000	7	8,278	348	888,400	336	91,069	1,178	4,360,449

Total	502	2,349,480	546	505,931	25	1,568,700	8	13,178	348	888,400	393	107,049	1,822	5,432,738

December 2005

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	70	316,400	174	179,630	1	10,000	0	0	0	0	20	5,500	265	511,530
Other	276	2,396,900	245	318,751	25	12,736,870	21	51,798	268	718,820	265	75,197	1,100	16,298,338

Total	346	2,713,300	419	498,381	26	12,746,870	21	51,798	268	718,820	285	80,697	1,365	16,809,868

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd.
Month-End Number of Accounts and Balance of Loans Receivable by Application Channel
December 2004

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,471	5,124,046	3,830	4,598,991	8	64,531	1	4,899	10	22,770	1,366	436,986	6,686	10,252,225
Other	23,561	53,175,742	13,728	15,805,440	375	12,257,491	95	149,497	32,702	50,258,110	7,454	2,315,263	77,915	133,961,545

Total	25,032	58,299,788	17,558	20,404,431	383	12,322,022	96	154,396	32,712	50,280,881	8,820	2,752,250	84,601	144,213,770

December 2005

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,807	5,623,913	5,514	9,258,032	11	63,364	3	5,590	11	21,003	1,215	375,319	8,561	15,347,223
Other	21,380	54,936,878	12,258	15,757,349	469	65,214,243	123	212,331	28,699	42,440,236	8,492	2,717,098	71,421	181,278,138

Total	23,187	60,560,792	17,772	25,015,381	480	65,277,607	126	217,921	28,710	42,461,240	9,707	3,092,417	79,982	196,625,362

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd.

Delinquent Loans by Default Days as of December 31, 2003, 2004 and 2005
December 31, 2003

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	515,249	0.89	451,110	0.78	1,648,245	2.85	2,614,604	4.53	57,758,586
Business Timely loans	168,564	0.92	165,791	0.90	269,724	1.47	604,080	3.29	18,339,014
Secured loans	10,893	0.68	5,676	0.35	156,579	9.73	173,149	10.76	1,608,921
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	294,076
Wide loans	486,138	0.81	378,152	0.63	1,521,499	2.54	2,385,791	3.99	59,848,671
Consumer loans	427,308	1.15	326,730	0.88	418,633	1.13	1,172,672	3.15	37,181,044

Total	1,608,154	0.92	1,327,461	0.76	4,014,681	2.29	6,950,297	3.97	175,030,315

December 31, 2004

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	548,996	0.94	468,755	0.80	2,050,677	3.52	3,068,429	5.26	58,299,788
Business Timely loans	154,723	0.76	174,883	0.86	272,157	1.33	601,764	2.95	20,404,431
Secured loans	89,502	0.73	1,404,935	11.40	149,821	1.22	1,644,260	13.34	12,322,022
Notes receivable	3,725	2.41	2,000	1.30	20,456	13.25	26,181	16.96	154,396
Wide loans	395,350	0.79	307,129	0.61	1,584,659	3.15	2,287,139	4.55	50,280,881
Consumer loans	31,031	1.13	33,264	1.21	32,465	1.18	96,761	3.52	2,752,250

Total	1,223,331	0.85	2,390,969	1.66	4,110,237	2.85	7,724,537	5.36	144,213,770

December 31, 2005

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	412,892	0.68	520,573	0.86	2,372,681	3.92	3,306,147	5.46	60,560,792
Business Timely loans	219,843	0.88	217,081	0.87	312,710	1.25	749,635	3.00	25,015,381
Secured loans	14,311	0.02	3,252	0.00	133,195	0.20	150,760	0.23	65,277,607
Notes receivable	0	0.00	0	0.00	19,236	8.83	19,236	8.83	217,921
Wide loans	247,291	0.58	302,805	0.71	1,159,953	2.73	1,710,050	4.03	42,461,240
Consumer loans	44,763	1.45	42,211	1.36	48,791	1.58	135,765	4.39	3,092,417

Total	939,102	0.48	1,085,924	0.55	4,046,568	2.06	6,071,595	3.09	196,625,362

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

	(amount in millions of yen)
	December 2004		December 2005		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	93,627	71.69%	126,616	69.72%	100,855	75.00%
Bank	74,206	56.82%	107,332	59.10%	84,609	62.92%
Non-life insurance companies	1,988	1.52%	1,632	0.90%	1,716	1.28%
Other financial institutions	17,433	13.35%	17,652	9.72%	14,528	10.80%
Direct	36,974	28.31%	54,996	30.28%	33,614	25.00%

Total	130,602	100.00%	181,613	100.00%	134,469	100.00%

Borrowings by maturity

	(amount in millions of yen)
	December 2004		December 2005		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	11,733	8.98%	42,300	23.29%	10,917	8.12%
Long-term loan	118,869	91.02%	139,314	76.71%	123,552	91.88%
Long-term loan within 1 year	56,515	43.27%	52,721	29.03%	53,874	40.06%
Long-term loan over 1 year	62,353	47.74%	86,592	47.68%	69,678	51.82%

Total	130,602	100.00%	181,613	100.00%	134,469	100.00%

Borrowing rates

	(%)
	December 2004	December 2005	March 2005
Indirect	2.09	1.56	1.97
Bank	2.02	1.55	1.89
Non-life insurance companies	2.35	2.05	2.35
Other financial institutions	2.40	1.58	2.38
Direct	1.66	0.81	1.30

Total	1.97	1.33	1.80

List of Investment Securities

	As of December 31, 2005
	(amount: Yen)
Listed Companies	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	477	5,860,135,800	3,403,055,800
IDU Co.	8922	5,200	198,758	1,033,544,000	699,000	3,634,800,000	2,601,256,000
For-side.com Co., Ltd.	2330	50,000	6,091	304,580,000	48,700	2,435,000,000	2,130,420,000
Xinhua Finance Ltd.	9399	121,060	63,281	7,660,869,858	68,600	8,304,716,000	643,846,142
Risk Monster Co., Ltd.	3768	1,500	83,333	125,000,000	494,000	741,000,000	616,000,000
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	440	3,201,000,000	288,225,354
Axell Corp.	6730	600	41,666	25,000,000	512,000	307,200,000	282,200,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	610,000	305,000,000	253,733,750
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	158,000	237,000,000	113,736,000
MOC Corp.	2363	800	165,000	132,000,000	267,000	213,600,000	81,600,000
SBI Partners Co., Ltd.	9653	19,400	107	2,079,680	3,820	74,108,000	72,028,320
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	12,410	124,100,000	68,793,361
H.S. Securities Co., Ltd.	8699	30,000	1,500	45,000,000	3,710	111,300,000	66,300,000
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	1,055	129,734,405	56,838,536
Gamepot Inc.	3792	30	24,335	730,050	631,000	18,930,000	18,199,950
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	171,000	84,816,000	16,991,755
Aeria Inc.	3758	30	1,505,600	45,168,000	1,940,000	58,200,000	13,032,000
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,752	30,309,600	6,072,300
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	682	68,200,000	–5,739,500

Subtotal				15,212,560,037		25,939,149,805	10,726,589,768

Non-listed Companies and Others				Beg. Book Value		Carrying Value	Difference
Number of individual issues: 124				8,620,420,213		8,620,420,213	0

* Deemed securities are included.

Total				23,832,980,250		34,559,570,018	10,726,589,768

* Above data represent investment securities held by Nissin Co., Ltd., except shares of Venture Link Co., Ltd. held by NIS Lease Co., Ltd.

Affiliates and Subsidiaries

	(amount: Yen)
Affiliates	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Webcashing.com Co., Ltd.		2,280	141,667	323,000,000	141,667	323,000,000	0
Shinsei Business Finance Co., Ltd.		500,000	500	250,000,000	500	250,000,000	0
Chuo Mitsui Finance Service Co., Ltd.		3,000	50,000	150,000,000	50,000	150,000,000	0

Consolidated Subsidiaries	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Nissin Servicer Co., Ltd.	8426	400,000	1,250	500,000,000	167,000	66,800,000,000	66,300,000,000
Aprek Co., Ltd.	8489	3,132,000	462	1,446,417,900	575	1,800,900,000	354,482,100
NIS Lease Co., Ltd.		18,000	50,000	900,000,000	50,000	900,000,000	0
NIS Property Co., Ltd.		2,200	50,000	110,000,000	50,000	110,000,000	0
Matsuyama Nissin Leasing (Shanghai) Co., Ltd.*		—	—	1,283,031,000	—	1,283,031,000	0
NIS Securities Co., Ltd.		7,036	541,606	3,810,767,000	541,606	3,810,739,920	–27,080
Other subsidiaries				117,623,711		117,623,711	0

Total				8,890,839,611		75,545,294,631	66,654,455,020

*	Beginning book value (US$12,000,000) of Matsuyama Nissin Leasing (Shanghai) Co., Ltd. is converted into yen.